Exhibit 99.5

SIXTH AMENDED AND RESTATED SHARE REPURCHASE PROGRAM

Prior to the time, that our shares are listed on a national securities exchange, which we currently do not intend to do, our fifth amended and restated share repurchase program, or our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, in limited circumstances subject to restrictions and applicable law. Beginning with repurchases made on the Repurchase Date (as defined below) of the third quarter of 2019, we will only repurchase shares in connection with the death, Qualifying Disability (as defined below), or involuntary exigent circumstance (as determined by our board of directors in its sole discretion) of a stockholder. We are not obligated to repurchase shares under our share repurchase program.

A stockholder must have beneficially held its Class A shares, Class I shares, Class T shares, or Class T2 shares, as applicable, for at least one year prior to offering them for sale to us through our share repurchase program. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death, Qualifying Disability, or involuntary exigent circumstance, such as bankruptcy (as determined by our board of directors, in its sole discretion) of a stockholder.

The purchase price for shares repurchased under our share repurchase program will be 100% of the most recent estimated NAV per share of the Class A common stock, Class I common stock, Class T common stock or Class T2 common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will adjust the estimated NAV per share of each our classes of common stock if we have made one or more special distributions to stockholders. Our board of directors will determine, in its sole discretion, which distributions, if any, constitute a special distribution.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly. We will either accept or reject a repurchase request by the last day of each quarter, and we will process accepted repurchase requests on or about the tenth (10th) day of the following month (the “Repurchase Date”). If a repurchase request is granted, we or our agent will send the repurchase amount to each stockholder or heir, beneficiary or estate of a stockholder on or about the Repurchase Date. During any calendar year, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year, or the 5% annual limitation.

We will fund the share repurchases with proceeds we received from the sale of shares in our distribution reinvestment plan, or the DRIP, during the prior year ended December 31 (subject to the DRIP Funding Limitation (as defined below), and other operating funds that may be authorized by our board of directors. We cannot guarantee that the DRIP proceeds and other operating funds that may be authorized by our board of directors will be sufficient to accommodate all repurchase requests.

Beginning with the first quarter of 2019, we will limit the number of shares repurchased each quarter pursuant to our share repurchase program as follows (subject to the DRIP Funding Limitation (as defined below):

•

On the first quarter Repurchase Date, which generally will be January 10 of the applicable year, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year;

•

On the second quarter Repurchase Date, which generally will be April 10 of the applicable year, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year;

•

On the third quarter Repurchase Date, which generally will be July 10 of the applicable year, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year; and

•

On the fourth quarter Repurchase Date, which generally will be October 10 of the applicable year, we will not repurchase in excess of 1.25% of the number of shares outstanding on December 31st of the previous calendar year.

In the event we do not repurchase 1.25% of the number of shares outstanding on December 31st of the previous calendar year in any particular quarter, we will increase the limitation on the number of shares to be repurchased in the next quarter and continue to adjust the quarterly limitations as necessary in accordance with the 5% annual limitation.

We intend to fund our share repurchase program with proceeds we received during the previous calendar year from the sale of shares pursuant to the DRIP. On each Repurchase Date during 2019 and beyond, we will limit the amount of DRIP proceeds used to fund share repurchases in each quarter to 25% of the amount of DRIP proceeds received during the previous calendar year, or the DRIP Funding Limitation; provided, however, that if we do not reach the DRIP Funding Limitation in any particular quarter, we will apply the remaining DRIP proceeds to the next quarter Repurchase Date and continue to adjust the quarterly limitations as necessary in order to use all of the available DRIP proceeds for a calendar year. We cannot guarantee that DRIP proceeds will be sufficient to accommodate all requests made each quarter. Our board of directors may, in its sole discretion, reserve other operating funds to fund the share repurchase program, but is not required to reserve such funds.

As a result of the limitations described above, some or all of a stockholder’s shares may not be repurchased. If we are unable to process all eligible repurchase requests within a quarter due to the limitations described above or in the event sufficient funds are not available, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or Qualifying Disability of a stockholder; and (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, an involuntary exigent circumstance, such as bankruptcy.

If we do not repurchase all of the shares for which repurchase requests were submitted in any quarter, all outstanding repurchase requests will automatically roll over to the subsequent quarter and priority will be given to the repurchase requests in the subsequent quarter as provided above. A stockholder or his or her estate, heir or beneficiary, as applicable, may withdraw a repurchase request in whole or in part at any time up to five business days prior to the last day of the quarter.

Our sponsor, advisor, directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program. Affiliates of our advisor are eligible to have their shares repurchased on the same terms as other stockholders.

A stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase. A stockholder or his or her estate, heir or beneficiary may present to the Company fewer than all of the shares then-owned for repurchase. Repurchase requests may be made at any time after the occurrence of a stockholder’s death, Qualifying Disability, or involuntary exigent circumstance (as determined by our board of directors, in its sole discretion).

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive at least five business days prior to the last day of the quarter in which the stockholder is requesting a repurchase of his or her shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent, which we must receive at least five business days prior to the last day of the quarter in which the estate, heir, or beneficiary is requesting a repurchase of its shares.

Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any required signature guaranty. Our share repurchase program provides certain stockholders only a limited ability to have his or her or its shares repurchased for cash until a secondary market develops for our shares, at which time our share repurchase program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

In order for a disability to entitle a stockholder to the special repurchase terms described above, or a Qualifying Disability, (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, or the applicable governmental agency. For purposes of our share repurchase program, applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act of 1973 or Americans with Disabilities Act of 1990, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Our share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors may, in its sole discretion, suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and may, in its sole discretion amend or terminate the share repurchase program at any time upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we only repurchase shares on a quarterly basis, depending upon when during the quarter our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice. Because share repurchases will be funded with the net proceeds we receive from the sale of shares under our DRIP or other operating funds reserved by our board of directors in its sole discretion, the discontinuance or termination of the DRIP or our board of directors’ decision not to reserve other operating funds to fund the share repurchase program would adversely affect our ability to repurchase shares under the share repurchase program. We will notify our stockholders of such developments (1) in a Current Report on Form 8-K, in an annual or quarterly report, or (2) by means of a separate mailing to you.